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                                                                 Exhibit (g)(12)


                            TRANSFER AGENCY AGREEMENT



         This Transfer Agency Agreement is made as of the 25th of October, 1997 between Pacific Horizon Funds, Inc., a Maryland corporation (herein called the "Company"), having its principal office and place of business at 400 Bellevue Parkway, Wilmington, Delaware 19809 and PFPC Inc., a Delaware corporation having its principal office and place of business at 400 Bellevue Parkway, Wilmington, Delaware 19809 (herein called the "Transfer Agent").

                                   WITNESSETH:

         That for and in consideration of the mutual promises herein set forth, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         1. "Approved Institution" shall mean an entity so named in a Certificate. From time to time the Company may amend a previously delivered Certificate by delivering to the Transfer Agent a Certificate naming an additional entity or deleting any entity named in a previously delivered Certificate.

         2. "Board of Directors" shall mean the Board of Directors of the Company.

         3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Transfer Agent by the Company which is signed by any Authorized Person, as hereinafter defined, and actually received by the Transfer Agent.

         4. "Class" shall mean a subclass of shares within a particular Fund.

         5. "Custodian" shall mean the financial institution appointed as custodian under the terms and conditions of the Custody Agreement between the financial institution and the Company, or its successor(s).

         6. "Company Accountant" shall mean the entity appointed as accountant under the terms and conditions of the Accounting Services Agreement between the entity and the Company, or its successor(s).
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         7. "Company Business Day" shall be deemed to be each day the Company is open for trading.

         8. "Manager" shall mean Bank of America, NT&SA, acting under the terms and conditions of the Management Agreement and includes any successor and assigns.

         9. "Authorized Person" shall be deemed to be the Company's Chairman of the Board, the Company's President, any Vice President of the Company, any Assistant Vice President of the Company, the Company's Secretary, the Company's Treasurer, the Company's Controller, any Assistant Controller of the Company, any Assistant Treasurer of the Company, any Assistant Secretary of the Company, and any other person duly authorized by the Board of Directors of the Company to execute any Certificate, instruction, notice or other instrument on behalf of the Company and named in the Certificate annexed hereto as Appendix A, as such Certificate may be amended from time to time, and any person reasonably believed by the Transfer Agent to be such a person.

         10. "Prospectus" shall mean with respect to a Class of Shares, the last Company prospectus actually received by the Transfer Agent from the Company with respect to such Class of Shares and with respect to which the Company has indicated a Registration Statement under the Securities Act of 1933, as amended, has become effective, including the Statements of Additional Information, incorporated by reference therein.

         11. "Funds" shall mean the various portfolios of the Company as described from time to time in the current and effective Prospectuses.

         12. "Shares" shall mean all or any part of each Class of shares of common stock of the Company listed in the Certificate, attached hereto as Appendix B, as may be amended from time to time, which are from time to time authorized and/or issued by the Company.

         13. "Transfer Agent" shall mean PFPC Inc., as transfer agent and dividend disbursing agent under the terms and conditions of this Agreement, its successor(s) or assign(s).

         14. "Out-of-Pocket Expenses" means amounts reasonably necessary and actually paid to third parties by the Transfer Agent in the provision of the Transfer Agent services or pursuant to this Agreement. Such amounts will not include charges of legal counsel, but will otherwise include amounts paid for the following purposes: (i) postage and all freight and other delivery and bonding charges incurred by the Transfer Agent in delivering materials to and from the Company and in delivering all materials to shareholders; (ii) all direct telephone, telephone transmission, telecopy, or other electronic


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transmission expenses incurred by the Transfer Agent in communication with the
Company's dealers, shareholders or others, as required for the Transfer Agent to perform the services to be provided hereunder; (iii) all charges related to the settlement of shareholder transactions, including but not limited to NSCC/FUND SERV charges, bank wire charges, and checking account charges; (iv) charges associated with satisfying Internal Revenue Service tax reporting requirements;
(v) expenses associated with Securities and Exchange Commission examinations of Company books and records; (vi) paper stocks and printing costs for statements, checks, envelopes, tax and other forms; and (vii) such other expenses paid or incurred by Transfer Agent on behalf of the Company at the request of the Manager.


                                   ARTICLE II
                          APPOINTMENT OF TRANSFER AGENT

         1. The Company hereby appoints the Transfer Agent as transfer agent and as dividend disbursing agent of all the Shares of the Company (except SRF Shares of the Company's Intermediate Bond Fund- Class M-Special Series 7, Blue Chip Fund- Class N Special Series 7, and Asset Allocation Fund- Class O Special Series 7 (collectively, "SRF Shares") during the period of this Agreement. Effective November 21, 1997 or such other time as agreed to between the Company and the Transfer Agent, the Company appoints the Transfer Agent as transfer agent and as dividend disbursing agent of the SRF Shares of the Company during the period of this Agreement.

         2. (a) The Transfer Agent hereby accepts appointment as transfer agent and dividend disbursing agent and agrees to perform the duties thereof as herein set forth, including those duties set forth in Schedule I(a) hereto.

                  (b) The services and specific capabilities to be provided under this Agreement by the Transfer Agent shall include those specifically listed in this Agreement.

         3. Upon the request of the Transfer Agent, the Company shall deliver the following documents to the Transfer Agent:

                  (a) A copy of the Articles of Incorporation of the Company and all amendments thereto certified by the Secretary of the Company;

                  (b) A copy of the By-Laws of the Company certified by the Secretary of the Company;

                  (c) A copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company appointing the Transfer Agent and authorizing the


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execution of this Transfer Agency Agreement;

                  (d) A Certificate signed by the Secretary or any Assistant Secretary of the Company specifying with respect to each Class or Fund, the number of authorized Shares, the number of such authorized Shares issued, and the number of such authorized Shares issued and currently outstanding; the names and specimen signatures of the Authorized Persons of the Company; and the name and address of the legal counsel for the Company;

                  (e) Copies of the Company's Registration Statement, as amended to date, and the most recently filed Post-Effective Amendment thereto, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, together with any applications filed in connection therewith; and

                  (f) Opinion of counsel for the Company with respect to the validity of the authorized and outstanding Shares, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor).

                                   ARTICLE III
                      AUTHORIZATION AND ISSUANCE OF SHARES

         1. The Company shall deliver to the Transfer Agent the following documents on or before the effective date of any increase or decrease in the total number of Shares authorized to be issued:

                  (a) A certified copy of the amendment to the Articles of Incorporation giving effect to such increase or decrease;

                  (b) a representation from the Company that such increase or decrease has been properly authorized;

                  (c) In the case of an increase, if the appointment of the Transfer Agent is expressly limited to the previously authorized number of Shares, a certified copy of a resolution of the Board of Directors of the Company increasing the authority of the Transfer Agent.

         2. Prior to the issuance of any additional Shares of the Company pursuant to actions such as stock dividends or stock splits, and prior to any reduction in the number of Shares outstanding, the Company shall deliver the following documents to


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the Transfer Agent:

                  (a) A certified copy of the resolution(s) adopted by the Board of Directors and/or the shareholders of the Company authorizing such issuance of additional Shares of the Company or such reduction, as the case may be; and

                  (b) a representation from the Company that such action has been properly authorized;

         3. The Company is authorized to issue (a) 10,000,000,000 shares representing interests in the Treasury Money Market Fund- Pacific Horizon shares; (b) 10,000,000,000 shares representing interests in the Treasury Money Market Fund- Horizon Service shares; (c) 10,000,000,000 shares representing interests in the Treasury Money Market Fund- Horizon shares; (d) 10,000,000,000 shares representing interests in the Treasury Money Market Fund- S shares; (e) 10,000,000,000 shares representing interests in the Treasury Money Market Fund-X shares; (f) 10,000,000,000 shares representing interests in the Treasury Money Market Fund- Y shares; (g) 20,000,000,000 shares representing interests in the Prime Money Market Fund- Pacific Horizon shares; (h) 20,000,000,000 shares representing interests in the Prime Money Market Fund- Horizon Service shares;
(i) 20,000,000,000 shares representing interests in the Prime Money Market Fund-Horizon shares; (j) 20,000,000,000 shares representing interests in the Prime Money Market Fund- S shares; (k) 20,000,000,000 shares representing interests in the Prime Money Market Fund- X shares; (l) 20,000,000,000 shares representing interests in the Prime Money Market Fund- Y shares; (m) 100,000,000 shares representing interests in the Aggressive Growth Fund- A shares; (n) 100,000,000 shares representing interests in the Aggressive Growth Fund- M shares; (o) 100,000,000 shares representing interests in the Aggressive Growth Funds- K shares; (p) 100,000,000 shares representing interests in the U.S. Government Securities Fund- A shares; (q) 100,000,000 shares representing interests in the U.S. Government Securities Fund- M shares; (r) 100,000,000 shares representing interests in the U.S. Government Securities Fund- K shares; (s) 100,000,000 shares representing interests in the Capital Income Fund- A shares; (t) 100,000,000 shares representing interests in the Capital Income Fund- M shares;
(u) 100,000,000 shares representing interests in the Capital Income Fund- K shares; (v) 100,000,000 shares representing interests in the California Tax-Exempt Bond Fund- A shares; (w) 100,000,000 shares representing interests in the California Tax-Exempt Bond Fund- M shares; (x) 100,000,000 shares representing interests in the California Tax-Exempt Bond Fund- K shares; (y) 10,000,000,000 shares representing interests in the Tax-Exempt Money Fund-Pacific Horizon shares; (z) 10,000,000,000 shares representing interests in the Tax-Exempt Money Fund- Horizon Service shares; (aa) 10,000,000,000 shares representing interests in the Tax-Exempt Money Fund- Horizon shares; (bb) 10,000,000,000 shares


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representing interests in the Tax-Exempt Money Fund- S shares; (cc)
10,000,000,000 shares representing interests in the California Tax-Exempt Money Market Fund- Pacific Horizon shares; (dd) 10,000,000,000 shares representing interests in the California Tax-Exempt Money Market Fund- Horizon Service shares; (ee) 10,000,000,000 shares representing interests in the California Tax-Exempt Money Market Fund- Horizon shares; (ff) 10,000,000,000 shares representing interests in the California Tax-Exempt Money Market Fund- S Shares;
(gg) 10,000,000,000 shares representing interests in the California Tax-Exempt Money Market Fund- X Shares; (hh) 10,000,000,000 shares representing interests in the Treasury Only Money Market Fund- Pacific Horizon shares; (ii) 10,000,000,000 shares representing interests in the Treasury Only Money Market Fund- Horizon Services Shares; (jj) 10,000,000,000 shares representing interests in the Treasury Only Money Market Fund-Horizon shares; (kk) 10,000,000,000 shares representing interests in the Government Money Market Fund- Pacific Horizon shares; (ll) 10,000,000,000 shares representing interests in the Government Money Market Fund- Horizon Services Shares; (mm) 10,000,000,000 shares representing interests in the Government Money Market Fund- Horizon shares; (nn) 100,000,000 shares representing interests in the Intermediate Bond Fund- A shares; (oo) 100,000,000 shares representing interests in the Intermediate Bond Fund- M shares; (pp) 100,000,000 shares representing interests in the Intermediate Bond Fund- K shares; (qq) 100,000,000 shares representing interests in the Intermediate Bond Fund- SRF shares; (rr) 100,000,000 shares representing interests in the Blue Chip Fund- A shares; (ss) 100,000,000 shares representing interests in the Blue Chip Fund- M shares; (tt) 100,000,000 shares representing interests in the Blue Chip Fund- K shares; (uu) 100,000,000 shares representing interests in the Blue Chip Fund - SRF shares; (vv) 100,000,000 shares representing interests in the Asset Allocation Fund- A shares; (ww) 100,000,000 shares representing interests in the Asset Allocation Fund- M shares; (xx) 100,000,000 shares representing interests in the Asset Allocation Fund- K shares; (yy) 100,000,000 shares representing interests in the Asset Allocation Fund- SRF shares; (zz) 100,000,000 shares representing interests in the National Municipal Bond Fund- A shares; (aaa) 100,000,000 shares representing interests in the National Municipal Bond Fund- M shares; (bbb) 100,000,000 shares representing interests in the National Municipal Bond Fund- K shares; (ccc) 100,000,000 shares representing interests in the Utilities Fund- A shares; (ddd) 100,000,000 shares representing interests in the Utilities Fund- M Shares; (eee) 100,000,000 shares representing interests in the Utilities Fund- K shares; (fff) 100,000,000 shares representing interests in the Growth and Income Fund- A shares; (ggg) 100,000,000 shares representing interests in the Growth and Income Fund- M shares; (hhh) 100,000,000 shares representing interests in the Growth and Income Fund- K shares; (iii) 100,000,000 shares representing interests in the International Equity Fund- A shares; (jjj) 100,000,000 shares representing interests in the International


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Equity Fund- M shares; (kkk) 100,000,000 shares representing interests in the
International Equity Fund- K shares; (lll) 100,000,000 shares representing interests in the Short-Term Government Fund- A shares; (mmm) 100,000,000 shares representing interests in the Short-Term Government Fund- M shares; (nnn) 100,000,000 shares representing interests in the Short-Term Government Fund-K shares; (ooo) 100,000,000 shares representing interests in the International Bond Fund- A shares; (ppp) 100,000,000 shares representing interests in the International Bond Fund- M shares; (qqq) 100,000,000 shares representing interests in the International Bond Fund- K shares; (rrr) 100,000,000 shares representing interests in the Corporate Bond Fund- A shares; (sss) 100,000,000 shares representing interests in the Corporate Bond Fund- M shares; and (ttt) 100,000,000 shares representing interests in the Corporate Fond- K Shares; each with par value of $.001 per share. The Transfer Agent shall record issues of all shares and shall notify the Company in case any proposed issue of shares by the Company shall result in an over-issue as defined by Section 8-104(2) of Article 8 of the Maryland Commercial Law Article. In case any issue of shares would result in such an over-issue, the Transfer Agent shall refuse to issue said shares and shall not countersign and issue certificates (if any) for such shares.


                                   ARTICLE IV
                                    ISSUANCE,
                        REDEMPTION AND TRANSFER OF SHARES

         1. The Transfer Agent acknowledges that it has received a copy of the Company's Prospectuses with respect to its currently authorized Funds and Classes of Shares, which Prospectuses describe how sales and redemption of Shares of the Company shall be made, and the Transfer Agent agrees to accept purchase orders and redemption requests with respect to Company Shares on each Company Business Day in accordance with such Prospectuses. The Company agrees to notify the Transfer Agent as soon as possible under the circumstances of any changes in the procedures set forth in the Prospectus regarding such purchase and redemption procedures.

         2. On each Company Business Day, a duly authorized officer or employee of the Transfer Agent shall furnish the following information by telephone call to an Authorized Person of the Company or by such other form to such other person as shall be agreed upon from time to time by the Company and the Transfer
Agent:

                  (a) The total dollar amount to be applied to the purchase of Shares of each Class or Fund on such day, computed by aggregating the amount so specified in such of the purchase orders described in paragraph 1 of this
Article IV with respect to which payment has been, or will be, credited by the Custodian


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to the Company's custody account with the Custodian on such day. The Transfer
Agent shall also accept with respect to each Company Business Day, at such times as are agreed upon from time to time by the Transfer Agent and the Company, a computer tape consistent in all respects with the Transfer Agent's tape layout package, as amended from time to time, upon prior written notice to the Company or its Distributor, which is believed by the Transfer Agent to be furnished by or on behalf of any Approved Institution. The Transfer Agent shall not be liable for any loss or damage to the Company or its shareholders in the event that a computer tape or electronic data transmission from an Approved Institution is unable to be processed for any reason beyond the control of the Transfer Agent, or if any of the information on such tape or transmission is found to be incorrect.

                  (b) The total dollar amount of Shares of each Class or Fund to be redeemed on such day, computed by aggregating the amount so specified in (i) such of the redemption requests described in paragraph 1 of this Article IV with respect to which the amount payable as redemption proceeds has been, or will be, charged by the Custodian on such day, and (ii) all computer tapes described in paragraph 2(a) of this Article IV with respect to which the amount payable as redemption proceeds has been, or will be, charged by the Custodian on such day.

         3. On each Company Business Day, the Transfer Agent shall, as of the time at which the Company computes the net asset value of each Class or Fund of the Company, issue to and redeem from the shareholder accounts specified in a purchase order, redemption request or computer tape, which in accordance with the Prospectuses is effective on such Company Business Day, the appropriate number of full and fractional Shares based on the net asset value per Share of such Class or Fund specified in an advice received on such Company Business Day from the Company or the Company Accountant. Notwithstanding the foregoing, if a redemption specified in a computer tape is for a dollar value of Shares in excess of the dollar value of uncertificated Shares in the specified account, the Transfer Agent shall not effect such redemption in whole or in part and shall within twenty-four (24) hours orally advise the Approved Institution which supplied such tape of the discrepancy.

         4. In connection with a reinvestment of a dividend or distribution on Shares of any Class or Fund of the Company, the Transfer Agent shall, as of each Company Business Day, as specified in a Certificate or resolution described in paragraph 1 of Article V, issue Shares of a Class or Fund to the appropriate shareholder account, based on the net asset value per Share of such Class or Fund specified in an advice received from the Company or its Company Accountant on such Company Business Day.

         5. On each Company Business Day, the Transfer Agent shall supply the Company Accountant with a statement specifying


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with respect to the immediately preceding Company Business Day (or the same day if a money market portfolio): the total number of Shares of each Class or Fund (including fractional Shares) issued and outstanding at the opening of business on such day; the total number of Shares of each Class or Fund sold on such day, pursuant to paragraph 3 of this Article IV; the total number of Shares of each Class or Fund redeemed by the Transfer Agent on such day; the total number of Shares of each Class or Fund, if any, sold on such day pursuant to paragraph 4 of this Article IV; and the total number of Shares of each Class or Fund issued and outstanding.

         6. In connection with each purchase and each redemption of Shares, and each reinvestment of a dividend or distribution of Shares, the Transfer Agent shall send to the affected shareholder such statements as are prescribed by the federal securities laws applicable to transfer agents and as are described in the applicable Prospectuses. If the Prospectuses indicate that certificates for Shares are available and if specifically requested in writing by any shareholder, or if otherwise required hereunder, the Transfer Agent shall countersign, issue and mail by first-class mail to such shareholder at the address set forth in the records of the Transfer Agent, a Share certificate for any full Shares requested.

         7. With respect to each Company Business Day, the Transfer Agent shall furnish the Custodian on such Company Business Day or the next Company Business Day (in accordance with the prospectus) with a written statement (which may be by facsimile transfer) setting forth the number and dollar amount of each Class or Fund of Shares to be redeemed on such Company Business Day in accordance with paragraph 3 of this Article IV.

         8. Upon receipt of a proper redemption request and moneys paid to it by the Custodian in connection with a redemption of Shares (the Transfer Agent may make payment for redeemed shares prior to receipt of moneys from the Custodian), the Transfer Agent shall cancel any Shares certificates relating to such redeemed Shares or make an equivalent designation on the appropriate records with respect to any uncertificated Shares relating to such redeemed Shares and, after making appropriate deduction for any withholding of taxes required of it by applicable law, (a) in the case of a redemption of Shares pursuant to a redemption described in paragraph 1 of this Article IV, make payment in accordance with the Company's redemption and payment procedures described in the Prospectuses, and (b) in the case of a redemption of Shares pursuant to a computer tape described in paragraph 2(b) of this Article IV, make payment by directing a federal funds wire order to the account previously designated by the Approved Institution specified in the computer tape.


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         9. The Transfer Agent shall not be required to issue any Shares after it has received from an Authorized Person of the Company or from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and the Transfer Agent shall be entitled to rely upon such written notification.

         10. Upon the issuance of any Shares in accordance with this Agreement, the Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Company in connection with such issuance of any Shares.

         11. The Transfer Agent shall accept a computer tape consistent with the Transfer Agent's tape layout package, as amended from time to time upon prior notice to the Company or the Distributor, which is reasonably believed by the Transfer Agent to be furnished by or on behalf of an Approved Institution and is represented to be instructions with respect to the transfer of Shares from one account of such Approved Institution to another such account, and shall effect the transfers specified in said computer tape. The Transfer Agent shall not be liable for any losses to the Company or its shareholders in the event that a computer tape or electronic data transmission from an Approved Institution is unable to be processed for any reason beyond the control of the Transfer Agent, or if any of the information on such tape or transmission is found to be incorrect.

         12. (a) Except as otherwise provided in sub-paragraph (b) of this paragraph and in paragraph 14 of this Article IV, Shares shall be transferred or redeemed upon presentation to the Transfer Agent of Share certificates or instructions properly endorsed for transfer or redemption, accompanied by such documents as the Transfer Agent deems necessary to evidence the authority of the person making such transfer or redemption, and bearing satisfactory evidence of the payment of any transfer taxes. In the case of small estates where no administration is contemplated, the Transfer Agent may, when furnished with an appropriate surety bond and other appropriate information requested by the Transfer Agent, and without further approval of the Company, transfer or redeem Shares registered in the name of a decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by various states. The Transfer Agent reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement on the share certificate or instructions is valid and genuine, and for that purpose it will require, unless otherwise instructed by an authorized officer of the Company (which instruction shall not prohibit the Transfer Agent from requesting a signature guarantee from a participant in a Medallion Program approved by the Security Transfer Association), a guarantee of signature, acceptable to the Transfer Agent and in compliance with applicable law. The


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Transfer Agent also reserves the right to refuse to transfer or redeem Shares until it is satisfied that the requested transfer or redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or redemptions which the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The Transfer Agent may, in effecting transfers and redemptions of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time and as is applicable to the transfer in question, and the Company shall indemnify the Transfer Agent for any act performed or omitted by it in good faith in reliance upon such laws.

                  (b) Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, the Transfer Agent shall be fully protected by the Company in the event the Transfer Agent does not require any instruments, documents, assurances, endorsements or guarantees, including, without limitation, any signature guarantees, in connection with a redemption or transfer of Shares whenever the Transfer Agent reasonably believes that requiring the same would be inconsistent with the transfer and redemption procedures as described in the applicable Prospectus.

         13. Notwithstanding any provision contained in this Agreement to the contrary, the Transfer Agent shall not be required or expected to require, as a condition to any transfer of any Shares pursuant to paragraph 12 of this Article IV or any redemption of any Shares pursuant to a computer tape described in this Agreement, any documents, including, without limitation, any documents of the kind described in sub-paragraph (a) of paragraph 12 of this Article IV, to evidence the authority of the person requesting the transfer or redemption and/or the payment of any share transfer taxes, and shall be fully protected in acting in accordance with the applicable provisions of this Article IV.

         14. (a) As used in this Agreement, the terms "computer tape" and "computer tape believed by the Transfer Agent to be furnished by an Approved Institution" shall include any tape or electronic transmission generated by the Transfer Agent to reflect information believed by the Transfer Agent to have been input by an Approved Institution, via a remote terminal or other similar link, into a data processing, storage, or collection system, or similar system (the "System"), located on the Transfer Agent's premises or utilized by the Transfer Agent. For purposes of paragraph 2 of this Article IV, such computer tape shall be deemed to have been furnished at such times as are agreed upon from time to time by the Transfer Agent and Company only if the information reflected thereon was input into the System at such times as are agreed upon from time to time by the Transfer Agent and the Company.


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
                  (b) Nothing contained in this Agreement shall constitute any agreement or representation by the Transfer Agent to permit, or to agree to permit, any Approved Institution to input information into a System.

                  (c) The Transfer Agent reserves the right to approve in advance any Approved Institution, such approval not to be unreasonably withheld. The Transfer Agent also reserves the right to terminate any and all automated data communications, at its discretion, upon a reasonable attempt to notify the Company when in the opinion of the Transfer Agent continuation of such communications would jeopardize the accuracy and/or integrity of the Company's records on the System.

         15. Any interest or other earnings on bank cash balances or otherwise in connection with purchases or redemptions of Shares, dividends payable with respect to Shares or on any other "float" with respect to the Company shall be for the benefit and account of the Company."


                                    ARTICLE V
                           DIVIDENDS AND DISTRIBUTIONS

         1. The Company shall furnish to the Transfer Agent a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to a Class or Fund of Shares the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, thereof, the record date as of which Shareholders entitled to payment or accrual shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to the Transfer Agent on such payment date, or (ii) authorizing the declaration of dividends and distributions on a daily or other periodic basis and authorizing the Transfer Agent to rely on a Certificate setting forth the information described in subsection (i) of this paragraph.

         2. Upon the payment date specified in such Certificate or resolution, the Company shall, in the case of a cash dividend or distribution, cause the Custodian to pay to the Transfer Agent an amount of cash, if any, sufficient for the Transfer Agent to make the payment, if any, as of the payment date, specified in such Certificate or resolution, to the shareholders who were of record on the record date who are entitled to receive the cash dividend or distribution. The Transfer Agent shall, upon receipt of any such cash, make payment of such cash dividends or distributions to the shareholders of record as of the record date by: (i) mailing a check, payable to the registered shareholder, to the address of record or dividend


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
mailing address, or transmitting payment through the Automated Clearing House System, (ii) wiring such amounts, or transmitting such amounts through the Automated Clearing House System, to the accounts previously designated by an Approved Institution, or (iii) other appropriate means as provided in the applicable Fund's prospectus. The Transfer Agent shall not be liable for any improper payments made in good faith and without negligence, in accordance with a Certificate or resolution described in the preceding paragraph. If the Transfer Agent shall not receive from the Custodian sufficient cash to make payment of any cash dividend or distribution to all shareholders of a Class or Fund of Shares of the Company as of the record date who are entitled to receive the cash dividend or distribution, the Transfer Agent shall, upon notifying the Company, withhold payment to all shareholders of record as of the record date until sufficient cash is provided to the Transfer Agent.

         3. It is understood that the Transfer Agent shall in no way be responsible for the determination of the rate or form of dividends or capital gain distributions due to the shareholders. It is expressly agreed and understood that the Transfer Agent is not liable for any loss as a result of processing a distribution based on information provided in the Certificate or by a Company Accountant that is incorrect. The Company agrees to pay the Transfer Agent for any and all costs, both direct and Out-of-Pocket Expenses, incurred in such corrective work as necessary to remedy such error.

         4. It is understood that the Transfer Agent shall file such appropriate information returns concerning the payment of dividend and capital gain distributions with the proper federal, state and local authorities as are required by law to be filed by the Company but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required by applicable law. To the extent such collection or withholding of taxes is required of the Transfer Agent, it shall pay on a timely basis to the appropriate authority any amounts required to be remitted to the authority.


                                   ARTICLE VI
                             CONCERNING THE COMPANY

         1. The Company represents to the Transfer Agent that:

                  (a) It is a corporation duly organized and existing under the laws of the State of Maryland.

                  (b) It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

                  (c) All requisite corporate proceedings have been held to authorize it to enter into and perform this Agreement.

                  (d) It is an investment company registered under the Investment Company Act of 1940 (the "1940 Act"), as amended.

                  (e) A registration statement under the Securities Act of 1933, as amended, with respect to the Shares is effective. The Company shall notify the Transfer Agent if such registration statement or any state securities registrations have been terminated or a stop order has been entered with respect to the Shares.

         2. Each copy of the Articles of Incorporation of the Company and any amendment thereto provided by the Company to the Transfer Agent shall be certified by the Secretary of State (or other appropriate official) of the state of organization, and if such Articles of Incorporation and/or amendments are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Transfer Agent. Each copy of the Articles of Incorporation and By-Laws and copies of all amendments thereto, and copies of resolutions of the Board of Directors of the Company, shall be certified by the Secretary or Assistant Secretary of the Company.

         3. It shall be the sole responsibility of the Company to deliver to the Transfer Agent the Company's currently effective Prospectuses and, for purposes of this Agreement, the Transfer Agent shall not be deemed to have notice of any information contained in such Prospectuses until they are actually received by the Transfer Agent.


                                   ARTICLE VII
                          CONCERNING THE TRANSFER AGENT

         1. The Transfer Agent represents and warrants to the Company that:

                  (a) It is a corporation duly organized and existing under the laws of the State of Delaware.

                  (b) It is empowered under applicable law and by its Charter and By-laws to enter into and perform this Agreement.

                  (c) All requisite corporate proceedings have been held to authorize it to enter into and perform this Agreement.

                  (d) It is duly registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934, as amended. The Transfer Agent shall promptly give written notice to the Company and the Manager in the event that its registration is revoked or a proceeding is commenced that could result in such revocation.

         2. The Transfer Agent shall not be liable and shall be indemnified in acting upon any computer tape, writing or document reasonably believed by it to be genuine and to have been signed or made by the proper person or persons and shall not be held to have any notice of any change of authority of any person until receipt of written notice thereof from the Company or such person. It shall also be protected in processing Share certificates which bear the proper countersignature of the Transfer Agent and which it reasonably believes to bear the proper manual or facsimile signature of the Authorized Persons of the Company.

         3. The Transfer Agent upon notice to and consent of the Company, which consent will not be unreasonably withheld, may establish such additional procedures, rules and regulations governing the transfer or registration of Share certificates as it may deem advisable and consistent with such rules and regulations generally adopted by mutual fund transfer agents.

         4. The Transfer Agent shall keep such records as are specified in Schedules I and II hereto in the form and manner and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular Rules 31a-2 and 31a-3 under the 1940 Act, as amended. The Transfer Agent may deliver to the Company from time to time at its discretion, for safekeeping or disposition by the Company in accordance with law, such records, papers, Share certificates which have been cancelled in transfer, exchange or redemption, or other documents accumulated in the execution of its duties as such Transfer Agent, as the Transfer Agent may deem expedient, other than those which the Transfer Agent is required to maintain pursuant to applicable laws and regulations. The Company shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate, or other document so returned, if and when required. The records maintained by the Transfer Agent pursuant to this paragraph 4, which have not been previously delivered to the Company pursuant to the foregoing provisions of this paragraph 4, shall be considered to be the property of the Company, shall be made available upon request for inspection by the officers, employees, and auditors of the Company or other persons authorized by the Company and shall be delivered to the Company upon request and in any event upon the date of termination of this Agreement, as specified in Article VIII of this Agreement, in the form and manner kept by the Transfer Agent on such date of termination or such earlier date as may be requested by the Company. Upon reasonable request by the Company, the Transfer Agent shall provide in hard copy or on microfilm, whichever the Transfer Agent shall elect, any records included in any such delivery which are maintained by the

Transfer Agent on a computer disk or are similarly maintained.

         5. (a) The Transfer Agent shall not be liable for any loss or damage, including counsel fees, resulting from its actions or omissions to act or otherwise, except for any loss or damage arising out of its bad faith, negligence, willful misfeasance or reckless disregard of its duties under this Agreement.

            (b) Notwithstanding anything to the contrary, neither the Transfer Agent nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by the Transfer Agent or its affiliates.

         6. In performing its services hereunder, the Transfer Agent shall seek to attain the Performance Objectives set forth in Schedule III hereto. The Transfer Agent's failure to meet any Transfer Agent performance objective shall not in and of itself constitute willful misconduct or negligence under this Agreement.

         7. (a) The Company shall indemnify and hold harmless the Transfer Agent, its officers, directors and employees from and against all claims (whether with or without basis in fact or law), demands, expenses (including attorneys' fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person as a result of any action taken or omitted to be taken by the Transfer Agent in good faith and without negligence or willful misconduct or in reliance upon (i) any provision of this Agreement; (ii) the Prospectuses; (iii) any instruction or order including, without limitation, any computer tape reasonably believed by the Transfer Agent to have been received from an Approved Institution; (iv) any instrument or order reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized Authorized Person of the Company; (v) any Certificate or other instruction of an Authorized Person; or (vi) any opinion of legal counsel for the Company or the Transfer Agent. The Company shall indemnify and hold harmless the Transfer Agent from and against all claims (whether with or without basis in fact or law), demands, expenses (including attorneys' fees) and liabilities of any nature which the Transfer Agent may sustain or incur or which may be asserted against the Transfer Agent by any person by reason of or as a result of any action taken or omitted to be taken by the Transfer Agent in good faith in connection with its appointment or in reasonable reliance upon any law, act, regulation or any interpretation of the same even though such law, act or regulation may have been altered, changed, amended or repealed thereafter.

            (b) The Transfer Agent shall indemnify and hold harmless the Company, its officers, directors and employees from and against all claims (whether with or without basis in fact or law), demands, expenses (including attorneys' fees) and liabilities of any and every nature which the Company may sustain or incur or which may be asserted against the Company by any person as a result of any action taken or omitted to be taken by the Transfer Agent which constitutes bad faith, negligence, reckless disregard or willful misfeasance or arising out of a failure of the Transfer Agent to comply with this Agreement or a breach by the Transfer Agent of any representation or warranty contained in this Agreement or the attached Exhibits or Schedules.

                  (c) Neither party ("Indemnified Party") shall settle nor make any compromise of any claim, demand, expense or liability to which it may seek indemnity pursuant to paragraph 7(a) or (b) of this Article VII (each, an "Indemnifiable Claim") without the express written consent of the other party ("Indemnifying Party"). The Indemnified Party shall notify the Indemnifying Party within 15 days or a reasonable time (whichever is longer) of receipt of notification of an Indemnifiable Claim, provided that the failure by the Indemnified Party to furnish such notification shall not impair its right to seek indemnification from the Indemnifying Party unless the Indemnifying Party's ability to adequately defend the Indemnifiable Claim is impaired as a result of such failure, and further provided, that if as a result of the Indemnified Party failure to provide the Indemnifying Party with timely notice of the initiation of litigation, a judgment by default is entered, prior to seeking indemnification from the Indemnifying Party, the Indemnified Party, at its own cost and expense, shall oppose such judgment. The Indemnifying Party shall have the right to defend any Indemnifiable Claim at its own expense, provided that such defense shall be conducted by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. The Indemnified Party may join in such defense at its own expense, but to the extent that it shall so desire, the Indemnifying Party shall direct such defense. The Indemnifying Party shall not settle any Indemnifiable Claim without the express written consent of the Indemnified Party if the Indemnified Party determines that such settlement would have an adverse effect on the Indemnified Party beyond the scope of this Agreement. In such event, each of the Indemnifying Party and the Indemnified Party shall be responsible for their own defense at their own cost and expense, and such claim shall not be deemed an Indemnifiable Claim hereunder. If the Indemnifying Party fails or refuses to defend an Indemnifiable Claim, the Indemnified Party may provide its own defense at the cost and expense of the Indemnifying Party.

                  (d) Notwithstanding any provision in this Agreement to the contrary, the Indemnifying Party shall not indemnify the Indemnified Party against any liability or expense arising out of the Indemnified Party's negligence, willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. The Indemnified Party shall indemnify and hold harmless the Indemnifying Party from and against any and all claims (whether with or without basis in fact or law), losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Indemnified Party as a result of the Indemnified Party's bad faith, negligence, willful misfeasance, gross negligence or reckless disregard of its duties under this Agreement.

                  (e) Notwithstanding any provision in this Agreement to the contrary, the Transfer Agent may not avoid liability under this Agreement for any loss or damage by reason of its reliance on (i) a Certificate signed by an Authorized Person that is associated with or employed by the Transfer Agent or any of its affiliates (an "Affiliated Authorized Person"); (ii) any other instruction of an Affiliated Authorized Person or (iii) information provided by a Company Accountant that is associated with or employed by the Transfer Agent or any of its affiliates (an "Affiliated Company Accountant"), if such loss or damage was the result of an Affiliated Authorized Person's or an Affiliated Company Accountant's negligence, willful misfeasance, bad faith, or reckless disregard of its duties and obligations under this Agreement.

         8. Excluded from the consideration of whether the Transfer Agent has been negligent or has breached this Agreement shall be any period of time, and only such period of time, during which the Transfer Agent's performance is materially affected by reason of circumstances beyond its control (collectively, "Causes"), including without limitation mechanical breakdowns of equipment (including any alternative power supply and operating systems software), flood or catastrophe, acts of God, failures of transportation, communication or power supply, strikes, lockouts, work stoppages or other similar circumstances.

         9. The obligations of the parties hereto under paragraphs 2, 5, 6, 7 and 8 of Article VII shall survive termination of this Agreement.

         10. At any time, the Transfer Agent may apply to an Authorized Person of the Company that is not associated with or employed by the Transfer Agent or any of its affiliates, for written instructions with respect to any matter arising in connection with the Transfer Agent's duties and obligations under this Agreement, and the Transfer Agent shall not be liable for any action taken or omitted by it in good faith in accordance with such written instructions. Such application by the Transfer Agent for written instructions from an Authorized Person of the Company may set forth in writing any action proposed to be taken or omitted by the Transfer Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken. The Transfer Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting any such action, the Transfer Agent has received written instructions in response to such application specifying the action to be taken or omitted. The Transfer Agent may consult with counsel of the Company, or upon notice to and consent of the Company and Manager, its own counsel, at the expense of the Company and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of counsel to the Company or its own counsel.

         11. The Transfer Agent shall issue and mail subscription warrants for Shares of capital stock, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Authorized Person and such other documents as the Transfer Agent may deem necessary.

         12. The Transfer Agent shall supply shareholder lists to the Company upon receiving a request therefor from an Authorized Person of the Company.

         13. (a) The Transfer Agent shall treat confidentially and as proprietary information of the Company records and other information relative to the Company and to persons who are at any time shareholders of the Company, and shall not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder. In case of any request or demand for the inspection of the shareholder records of the Company, the Transfer Agent shall to the extent permitted by applicable law endeavor to notify the Company promptly and to secure instructions from an Authorized Person as to such inspection. The Transfer Agent reserves the right, however, to exhibit the shareholder records to any person whenever it may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge information and records to duly constituted authorities; provided, however, that in connection with any such disclosure the Transfer Agent shall, to the extent permitted by applicable law, promptly notify the Company and the Manager that such disclosure has been made or is to be made.

                  (b) The Company shall treat confidentially and as proprietary information relative to the Transfer Agent and shall not use such information for any purposes other than the performance of its responsibilities and duties hereunder.

                  (c) The obligations of confidentiality in Paragraphs 13(a) and
(b) shall survive termination or cancellation of this Agreement and shall not apply to any information which a party has in its possession when disclosed to it by the other party, information which a party develops, information which is or becomes known to the public other than by breach of this Agreement, or information rightfully received by either party from a third-party without the obligation of confidentiality.

         14. At the request of an Authorized Person of the Company, the Transfer Agent shall address and mail such appropriate notices to shareholders as the Company may direct.

         15. Notwithstanding any of the foregoing provisions of this Agreement, the Transfer Agent shall be under no duty or obligation to inquire into, and shall not be liable for:

                  (a) The legality of the issue or sale of any Shares, the sufficiency of the amount to be received therefor, or the authority of the Approved Institution or of the Company to request such sale or issuance;

                  (b) The legality of a transfer of Shares, or of a redemption of any Shares, the propriety of the amount to be paid therefor, or the authority of the Approved Institution or of the Company to request such transfer or redemption;

                  (c) The legality of the declaration of any dividend by the Company, or the legality of the issue of any Shares in payment of any share dividend; or

                  (d) The legality of any recapitalization or readjustment of Shares.

         16. The Transfer Agent shall be entitled to receive and the Company hereby agrees to pay to the Transfer Agent for its performance hereunder, including its performance of the duties and functions set forth in Schedule I hereto, (i) its reasonable Out-of-Pocket Expenses (including legal expenses and attorneys' fees) incurred in connection with its performance hereunder and (ii) such compensation as may be agreed upon in writing from time to time by the Transfer Agent and the Company.

         17. The Transfer Agent shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Transfer Agent.

         18. Purchase and Price of Services.

                  (a) The Company shall compensate the Transfer Agent for, and the Transfer Agent will provide, beginning on the execution date of this Agreement and continuing until the termination of this Agreement as provided herein, the Services set forth herein in Schedule I(a).

                  (b) The current unit prices for the Services shall be as set forth in a separate fee letter (the "Fee Schedule"). At least 90 days prior to the end of each calendar year, the Transfer Agent may negotiate with the Company to adjust the Fee Schedule for the following calendar year upon the approval of the Board of Directors of the Company. Notwithstanding the above, at any time the Transfer Agent shall be entitled to increased fees or one-time charges due to changes in legal or regulatory requirements; provided that such increased fees or one-time charges shall be subject to the approval of the Board of Directors of the Company, which approval shall not be unreasonably withheld.

         19. Billing and Payment.

                  (a) The Transfer Agent shall bill the Company as follows: (i) monthly in arrears for Accounts maintained and in arrears for any Out-of-Pocket Expenses incurred by the Transfer Agent; provided, however, that with respect to Out-of-Pocket Expenses, the Transfer Agent shall provide the Company monthly with an amount to be advanced to the Transfer Agent for estimated postage expenses for the following month. Documentation to support reconciliation of actual postal charges shall be provided to the Company monthly. The Transfer Agent may from time to time request the Company to make additional advances when appropriate.


                  (b) The Company shall pay the Transfer Agent in immediately available funds at Wilmington, Delaware within thirty (30) days of the date of the bill, provided the bill is received in proper order and on a timely basis.


                                  ARTICLE VIII
                                   TERMINATION

         1. Either of the parties hereto may terminate this Agreement by giving to the other party notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of receipt of such notice. Notwithstanding the foregoing, the Company may at any time terminate this Agreement in accordance with the provisions of Schedule III hereto.

         2. If either party fails to observe, keep or perform any material term or condition of this Agreement, or if a voluntary or involuntary petition is commenced by or against either party under Title 11 of the United States Code or a party becomes insolvent, or should any substantial part of either party's property be subject to any levy, seizure, assignment, application or sale for or by any creditor or government agency, the other party may terminate this Agreement in whole or in part. The party seeking to terminate this Agreement shall give the other party written notice of any of the foregoing claimed to be a basis for termination, and the Agreement shall terminate 30 days after the receipt of the notice if the party receiving the notice has then failed to correct or remedy the situation. The party charged with alleged material breach may initiate the procedures in Article IX Paragraph 5 and, in that case, termination shall not be effective during the pendency of such procedures. In the event such notice is given by the Company, it shall be accompanied by a copy of a resolution of the Board of Directors of the Company, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement.

         3. In the event such notice is given by the Transfer Agent, the Company shall, on or before the termination date, deliver to the Transfer Agent a copy of a resolution of its Board of Directors certified by the Secretary or an Assistant Secretary designating a successor transfer agent or transfer agents. In the absence of such designation by the Company, the Company shall, upon the date specified in the notice of termination of this Agreement and delivery of the records maintained hereunder, be deemed to be its own transfer agent and the Transfer Agent shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

         4. In the event this Agreement is terminated as provided herein, upon the written request of the Company, the Transfer Agent shall deliver the records of the Company on electromagnetic media to the Company or its successor transfer agent. The Company shall be responsible to the Transfer Agent for the reasonable costs and expenses associated with the preparation and delivery of such media, including copies of computer ready formats, to the extent such costs were approved by the Company prior to such costs being incurred. Upon termination as described in this Article VIII, for so long as the Transfer Agent continues to perform any one or more of the services contemplated by this Agreement or any Schedule hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Fees and out-of-pocket expenses incurred by the Transfer Agent but unpaid by the Company upon such termination shall be immediately due and payable upon and notwithstanding such termination. Subsequent to such termination, for a reasonable fee the Transfer Agent shall provide the Company with reasonable access to any Company documents or records remaining in its possession and previously provided to the Company.

                                   ARTICLE IX
                                  MISCELLANEOUS

         1. Representatives of the Company's independent outside auditors ("Auditors") shall have the right from time to time to perform on-site audits at the facility of the Transfer Agent which do not result in an unreasonable disruption of the business of the Transfer Agent. Such audits shall be conducted in accordance with an audit program, the scope and frequency of which shall be agreed upon from time to time in good faith by the parties. The Auditors may obtain a reasonable number of copies of records and accounts directly related to the services to be supplied hereunder by the Transfer Agent. Except as provided in clause (c) below, nothing in this paragraph shall be deemed to permit the Auditors to have access to any records or information concerning (a) any other customer of the Transfer Agent, (b) the manner or method used by the Transfer Agent in establishing the fees it charges any customer, including the Company or
(c) the Transfer Agent's internal operating procedures, provided that the Transfer Agent shall permit officers or employees of the Auditors to have access to such internal operating procedures to the extent necessary for the proper completion of such audit, and the expression of their unqualified opinion in the Company's semi-annual report on Form N-SAR and the performance of any other services required by applicable law, provided such Auditors have agreed to keep such internal operating procedures confidential and treat such information as proprietary information of the Transfer Agent.

         2. During the term of this Agreement, at no additional cost to the Company, the Transfer Agent shall provide a facility capable of safeguarding the transfer agency and dividend disbursing records of the Company in case of damage to the primary facility providing those services (the "Back-Up Facility"). Transfer of the transfer agency and dividend records of the Company to the Back-Up Facility shall be at the Transfer Agent's expense, shall commence immediately after damage to the primary facility results in an inability to provide the transfer agency and dividend disbursing services, and shall be completed within 72 hours of commencement. After the primary facility has recovered, the Transfer Agent shall again utilize it to provide the transfer agency and dividend disbursing services to the Company at no additional cost to the Company. The Transfer Agent shall use reasonable efforts to provide the services described in this Agreement from the Back-Up Facility.

         3. The Transfer Agent represents that it has and is currently registered as a transfer agent with the Securities and Exchange Commission ("SEC") and has complied with the SEC's regulations for registered transfer agents. The Transfer Agent agrees that it will continue to be registered with the SEC as a transfer agent for the duration of this Agreement. Should the

Transfer Agent fail to be registered with the SEC as a transfer agent at any time during this Agreement, the Company may, upon written notice to the Transfer Agent, immediately terminate this Agreement.

         4. The following procedures will be adhered to in all disputes arising under this Agreement which the parties cannot resolve informally. The aggrieved party shall notify the other party in writing of the nature of the dispute with as much detail as possible about the deficient performance of the other party. Representatives of the parties shall meet (in person or by telephone) within seven days of the date of the written notification to reach an agreement about the nature of the deficiency and the corrective action to be taken by the respective parties. The representatives of the parties shall produce a report about the nature of the dispute in detail to their respective management. If the representatives of the parties are unable to agree on corrective action, the managers to whom the representatives of the parties report or their successors ("Management") shall meet or otherwise act to facilitate an agreement within 14 days of the date of the written notification. If Management cannot resolve the dispute, or agree upon a written plan of corrective action to do so, within seven days after their initial meeting or other action, or if the agreed upon completion dates in the written plan of corrective action are exceeded, either party may request arbitration as provided for in this Agreement. Except as otherwise specifically provided, neither party shall terminate this Agreement for breach or initiate arbitration or other dispute resolution procedures unless and until this dispute resolution procedure has been employed or waived in writing by both parties.

         5. (a) Any controversy or claim between or among the parties, arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the auspices and rules of the American Arbitration Association then in effect. The parties submit to personal jurisdiction in San Francisco, California. Each party may serve a single request for production of documents. If disputes arise concerning these requests, the arbitrator(s) shall have sole and complete discretion to determine the disputes. The arbitrator(s) shall give effect to statutes of limitation in determining any claim, and any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall deliver a written opinion setting forth findings of fact and the rationale for the decision. The arbitrator(s) shall reconsider the decision once upon the motion and at the expense of a party.

                  (b) The confidentiality provisions of Article VII Paragraph 13 of this Agreement shall apply to the arbitration proceeding, all evidence taken and the opinion. Judgment upon the decision rendered by the arbitrator(s) may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (c) No provision of this paragraph 5 of Article IX shall limit the right of a party to this Agreement to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration. The exercise of a remedy does not waive the right of either party to resort to arbitration.

                  (d) If a legal action or arbitration is commenced in connection with the enforcement of this Agreement or any instrument or agreement required under this Agreement, the prevailing party shall be entitled to attorneys' fees actually incurred (including allocated costs for in-house legal services), costs and necessary disbursements incurred in connection with such action or proceeding, as determined by the court or arbitrator(s).

         6. The Company agrees that prior to effecting any change in any Prospectus which would increase or alter the duties and obligations of the Transfer Agent hereunder, it shall advise the Transfer Agent of such proposed change prior to the intended date of the same.

         7. (a) Notices of any kind to be given to the Manager hereunder shall be in writing and shall be duly given if mailed or delivered to the Manager at the following address:


Bank of America NT&SA                         With a copy to:
Mutual Funds Administration                   Arthur A. Fritz, Esq.
Unit 39277                                    Bank of America NT&SA
333 S. Beaudry Ave.                           555 South Flower Street
25th Floor                                    8th Floor
Los Angeles, CA  90017                        Los Angeles, CA  90071
Attn:  Sandra C. Brown


or at such other address or to such individual as shall be so specified by the Manager.

                  (b) Notices of any kind to be given to the Transfer Agent hereunder shall be in writing and shall be duly given if mailed or delivered to the Transfer Agent at the following address:

PFPC Inc.
400 Bellevue Parkway
Wilmington, DE  19809
Attention:  Robert J. Perlsweig

or at such other address or to such individual as shall be so specified by the Transfer Agent.

                  (c) Notices of any kind to be given to the Company shall be in writing and shall be duly given if mailed or delivered to the Company at the following address:

Pacific Horizon Funds, Inc.                   With a copy to:
400 Bellevue Parkway                          Drinker Biddle & Reath LLP
Wilmington, DE  19809                         1345 Chestnut Street
                                              Suite 1100
                                              Philadelphia, PA  19107
                                              Attention:  Michael P. Malloy

         8. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties to this Agreement.

         9. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns. This Agreement shall not be assignable by either party without the written consent of the other party. This Agreement will automatically terminate in the event of its assignment, as described hereunder, or as such term is defined in the 1940 Act.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to principles of conflicts of law).

         11. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

         12. The provisions of this Agreement are intended to benefit only the Transfer Agent and the Company, and no rights shall be granted to any other person by virtue of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

PFPC INC.                                     PACIFIC HORIZON FUNDS, INC.


By:     /s/Robert J. Perlsweig                By: /s/Cornelius J. Pings
        ----------------------                    ----------------------
              (Signature)                               (Signature)

        Robert J. Perlsweig                       Cornelius J. Pings
        ----------------------                    ----------------------
                (Name)                                    (Name)

        EUP                                       President
        ----------------------                    ----------------------
               (Title)                                   (Title)

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX A


         I, Cornelius J. Pings, President, and I, W. Bruce McConnel, III, Secretary, of PACIFIC HORIZON FUNDS, INC., a Maryland corporation (the "Company"), do hereby certify that:

         The following individuals have been duly authorized by the Board of Directors of the Company in conformity with the Company's Articles of Incorporation and By-Laws to execute any Certificate, instruction, notice or other instrument, including an amendment to Appendix B or Schedule I hereto, or to give oral instructions on behalf of the Company, and the signatures set forth opposite their respective names are their true and correct signatures.

      NAME                                                SIGNATURE


Cornelius J. Pings                                  /s/Cornelius J. Pings
-------------------------                           -------------------------
Stephen M. Wynne                                    /s/Stephen M. Wynne
-------------------------                           -------------------------
Jay F. Nusblatt                                     /s/Jay F. Nusblatt
-------------------------                           -------------------------
W. Bruce McConnel, III                              /s/W. Bruce McConnel, III
-------------------------                           -------------------------
Gary M. Gardner                                     /s/Gary M. Gardner
-------------------------                           -------------------------
J. Robert Dugan                                     /s/J. Robert Dugan
-------------------------                           -------------------------
Sandra C. Brown                                     /s/Sandra C. Brown
-------------------------                           -------------------------

                                               PACIFIC HORIZON FUNDS, INC.


                                               By:    /s/Cornelius J. Pings
                                                      -------------------------
                                                      Cornelius J. Pings
                                                      President


Dated as of:                                   By:    /s/W. Bruce McConnel, III
October 25, 1997                                      -------------------------
                                                      W. Bruce McConnel, III
                                                      Secretary

                            TRANSFER AGENCY AGREEMENT

                                   APPENDIX B


         I, Cornelius J. Pings, President, and I, W. Bruce McConnel, III, Secretary, of PACIFIC HORIZON FUNDS, INC., a Maryland corporation (the "Company"), do hereby certify that:

         The following is a list of the Classes and Funds of the Company issued and/or authorized as of the date of this Transfer Agency Agreement:

CLASS                                        FUND

Class A                                      Treasury Fund-Pacific Horizon
                                             Shares

Class A-Special Series 1                     Treasury Fund-Horizon Service
                                             Shares

Class A-Special Series 2                     Treasury Fund-Horizon Shares

Class A-Special Series 3                     Treasury Fund-S Shares

Class A-Special Series 4                     Treasury Fund-X Shares

Class A-Special Series 5                     Treasury Fund-Y Shares

Class B                                      Prime Fund-Pacific Horizon Shares

Class B-Special Series 1                     Prime Fund-Horizon Service Shares

Class B-Special Series 2                     Prime Fund-Horizon Shares

Class B-Special Series 3                     Prime Fund-S Shares

Class B-Special Series 4                     Prime Fund-X Shares

Class B-Special Series 5                     Prime Fund-Y Shares

Class D                                      Aggressive Growth Fund-A Shares

Class D-Special Series 3                     Aggressive Growth Fund-M Shares

Class D-Special Series 5                     Aggressive Growth Fund-K Shares

Class E                                      U.S. Government Securities Fund-A
                                             Shares

Class E-Special Series 3                     U.S. Government Securities Fund-M
                                             Shares

Class E-Special Series 5                     U.S. Government Securities Fund-K
                                             Shares

Class F                                      Capital Income Fund-A Shares

Class F-Special Series 3                     Capital Income Fund- M Shares

Class F-Special Series 5                     Capital Income Fund-K Shares

Class G                                      California Tax-Exempt Bond Fund-A
                                             Shares

Class G-Special Series 3                     California Tax-Exempt Bond Fund-M
                                             Shares

Class G-Special Series 5                     California Tax-Exempt Bond Fund-K
                                             Shares

Class I                                      Tax-Exempt Money Fund-Pacific
                                             Horizon Shares

Class I-Special Series 1                     Tax-Exempt Money Fund-Horizon
                                             Service Shares

Class I-Special Series 2                     Tax-Exempt Money Fund-Horizon
                                             Shares

Class I-Special Series 3                     Tax-Exempt Money Fund-S Shares

Class J                                      California Tax-Exempt Money Market
                                             Fund-Pacific Horizon Shares

Class J-Special Series 1                     California Tax-Exempt Money Market
                                             Fund-Horizon Service Shares

Class J-Special Series 2                     California Tax-Exempt Money Market
                                             Fund-Horizon Shares

Class J-Special Series 3                     California Tax-Exempt Money Market
                                             Fund-S Shares

Class J-Special Series 4                     California Tax-Exempt Money Market
                                             Fund-X Shares

Class K                                      Treasury Only Fund-Pacific Horizon
                                             Shares

Class K-Special Series 1                     Treasury Only Fund-Horizon Service
                                             Shares

Class K-Special Series 2                     Treasury Only Fund-Horizon Shares

Class L                                      Government Fund-Pacific Horizon
                                             Shares

Class L-Special Series 1                     Government Fund-Horizon Service
                                             Shares

Class L-Special Series 2                     Government Fund-Horizon Shares

Class M                                      Intermediate Bond Fund-A Shares

Class M-Special Series 3                     Intermediate Bond Fund-M Shares

Class M-Special Series 5                     Intermediate Bond Fund-K Shares

Class M-Special Series 7                     Intermediate Bond Fund-SRF Shares

Class N                                      Blue Chip Fund-A Shares

Class N-Special Series 3                     Blue Chip Fund-M Shares

Class N-Special Series 5                     Blue Chip Fund-K Shares

Class N-Special Series 7                     Blue Chip Fund-SRF Shares

Class O                                      Asset Allocation Fund-A Shares

Class O-Special Series 3                     Asset Allocation Fund-M Shares

Class O-Special Series 5                     Asset Allocation Fund-K Shares

Class O-Special Series 7                     Asset Allocation Fund-SRF Shares

Class Q                                      National Municipal Bond Fund-A
                                             Shares

Class Q-Special Series 3                     National Municipal Bond Fund-M
                                             Shares

Class Q-Special Series 5                     National Municipal Bond Fund-K
                                             Shares

Class R                                      Utilities Fund-A Shares

Class R-Special Series 3                     Utilities Fund-M Shares

Class R-Special Series 5                     Utilities Fund-K Shares

Class S                                      Growth and Income Fund-A Shares

Class S-Special Series 3                     Growth and Income Fund-M Shares

Class S-Special Series 5                     Growth and Income Fund-K Shares

Class T                                      International Equity Fund-A Shares

Class T-Special Series 3                     International Equity Fund-M Shares

Class T-Special Series 5                     International Equity Fund-K Shares

Class U                                      Short-Term Government Fund-A Shares

Class U-Special Series 3                     Short-Term Government Fund-M Shares

Class U-Special Series 5                     Short-Term Government Fund-K Shares

Class V                                      International Bond Fund-A Shares

Class V-Special Series 3                     International Bond Fund-M Shares

Class V-Special Series 5                     International Bond Fund-K Shares

Class W                                      Corporate Bond Fund-A Shares

Class W-Special Series 3                     Corporate Bond Fund-M Shares

Class W-Special Series 5                     Corporate Bond Fund-K Shares




                                             By:/s/Cornelius J. Pings
                                                -------------------------
                                                Cornelius J. Pings
                                                President



Dated as of:                                 By:/s/W. Bruce McConnel, III
October 25, 1997                                -------------------------
                                                W. Bruce McConnel, III
                                                Secretary

                                  SCHEDULE I(a)

                             DESCRIPTION OF SERVICES


         In consideration of the fees to be paid in such manner and at such times as the Company and the Transfer Agent may agree, the Transfer Agent shall provide the services set forth below:

         Examine and process new accounts, subsequent payments, liquidations, transfers, exchanges, telephone transactions, draft check redemptions, automatic withdrawals, certificate deposits,NSCC trades, wire order trades, direct trades, dividends, capital gains, daily trade confirmations, dividend statements, dealer statements.

DAILY ACTIVITY

Maintain the following shareholder information on computer recordkeeping systems or in such other manner as the Transfer Agent shall determine:

Name and Address, including Zip Code;

Balance of uncertificated Shares;

Balance of certificated Shares;

Certificate number, number of Shares, issuance date of each certificate outstanding and cancellation date for each certificate no longer outstanding, if issued;

Balance of Shares having paid a commission;

Balance of dollars available for redemption;

Dividend code (daily accrual, monthly reinvest, monthly cash or quarterly cash);

Type of account code (regular account, Automatic Withdrawal Plan);

Dealer, Branch and Salesperson information;

Establishment date indicating the date an account was opened, carrying forward pre-conversion data as available;

Original establishment date for accounts opened by exchange;

W-9 withholding status and periodic reporting;

State of residence code;

Social Security or taxpayer identification number, and indication of certification (SSN also usable as a reference for on-line account lookup);

Historical transactions on the account for the most recent 13 months, or other period as mutually agreed to from time-to-time;

Indication as to whether phone transactions can be accepted for this account;

Beneficial owner code, i.e. male, female, joint tenant, etc.;

An alternate or "secondary" account number issued by a dealer (or bank, etc.) to a customer for use in inquiry and transaction input by "remote accessors" (Company client institutions with remote terminal access or transmission capability).

FUNCTIONS

Answer all investor and dealer telephone and/or written inquiries, except those concerning Company policy or requests for investment advice which will be referred to the Company or those which the Company chooses to answer, and provide a staff until 8:00 pm Eastern time on each business day in connection therewith.

Deposit Company Share certificates into accounts upon receipt of instructions from the investor or other authorized person, if issued.

Examine and process transfers of Shares ensuring that all transfer requirements and legal documents have been supplied.

Process and confirm address changes.

Process standard account record changes as required, i.e. dividend codes, dealer and salesperson codes, etc.

Microfilm source documents for transactions, such as account applications and correspondence.

Use of master account application to establish individual participant accounts.

Perform backup withholding for those accounts which federal government regulations indicate is necessary.

Perform withholdings on liquidations, if applicable, for employee benefit plans.

Prepare and mail shareholder reporting forms relative to processing performed, including 5498s, 1042s, and 1099s.

Solicit missing taxpayer identification numbers.

Provide remote access inquiry to Company records via Company supplied hardware.

REPORTS PROVIDED

Daily Journals
Reflecting all Shares and dollar activity for the previous day

Blue Sky Report
Supply information monthly for Company's preparation of Blue Sky Reporting

N-SAR Report
Supply monthly correspondence, redemption and liquidation information for use in Company's N-SAR Report

12b-1 Report/            Supply monthly dealer
Average Asset Reporting reallowance, commission and other fee reporting

Additionally, the following will be provided at the Company's request to the Company at no charge (any such service may be outsourced to third parties provided it is at no additional charge to the Company):

1.       Shareholder listings:

         -        by beneficial owner code

         -        by tax status code

         -        by state code

         -        by establishment date

         -        by dividend code

         -        by account plan type

         -        top ten shareholders.

2.       Dealer Transaction Totals.

3.       Monthly average daily balance reports.

Prepare and mail copies of summary statements to dealers and investment advisers;

Generate and mail confirmation statements for all financial transactions. Send copies of financial transaction confirmations to the dealer specified, as well as investment advisor and possibly other indicated interested parties, if requested;

Monthly management report as Company and Transfer Agent agree that will provide summary information of Company activity and quality of services delivered.

DIVIDEND ACTIVITY

Reinvest or pay in cash including reinvesting in other funds within the fund group serviced by the Transfer Agent as described in each Company prospectus.

Distribute capital gains simultaneously with income dividend.

DEALER SERVICES

Prepare and mail confirmation statements to dealers daily.

Prepare and mail copies of statements to dealers, same frequency as investor statements.

Allow on-line access to institutions designated by the Company from time to time.

SHAREHOLDER  MEETINGS

Proxy mailing.

Prepare certified list of Shareholders, hard copy or microfiche as requested by the Company.

Address and mail proxies and related material. Tabulate returned proxies and supply daily reports when sufficient proxies have been received (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent)

PERIODIC ACTIVITIES

Mail transaction confirmation statements daily to investors.

Address and mail two (2) periodic financial reports (an annual report and semi-annual report) to fully disclosed recordholders (material must be adaptable to Transfer Agent's mechanical equipment as reasonably specified by the Transfer Agent).

Mail periodic statement to investors.

Compute, prepare and furnish all necessary reports to Governmental authorities:
Forms 1096, 1099DIV, 1099B, 1042 and 1042S.

Enclose various marketing material as designated by the Company in statement mailings, i.e. monthly and quarterly statements (material must be adaptable to mechanical equipment as reasonably specified by the Transfer Agent).

                                   SCHEDULE II

                      RECORDS MAINTAINED BY TRANSFER AGENT


-        Account applications

-        Cancelled certificates plus stock powers and supporting documents

- Checks including check registers, reconciliation records, any adjustment records and tax withholding documentation

-        Indemnity bonds for replacement of lost or missing checks

- Liquidation, redemption, withdrawal and transfer requests including stock powers, signature guarantees and any supporting documentation

-        Proxy records for shareholder meetings held within the previous twelve
(12) months (held with the Transfer Agent's Compliance Department)

-        State and federal tax records

- Journals (or other records of original entry) containing itemized daily record of all sales and redemptions

- Separate ledger accounts (or other records) showing number of shares held by each shareholder of record (including details with respect to periodic investment plans, dividend reinvestment plans, etc.)

                                  SCHEDULE III

                      TRANSFER AGENT PERFORMANCE OBJECTIVES

                           PACIFIC HORIZON FUNDS, INC.

The performance objectives set forth below represent what the Company believes should be reasonably obtainable by the Transfer Agent, given the typical daily variables associated with any transfer agent operation (i.e., transaction volume fluctuations).

IF THE TRANSFER AGENT FAILS TO MEET THE PERFORMANCE LEVELS DESCRIBED BELOW AS "ACCEPTABLE" FOR ONE OR MORE OF THE LISTED FUNCTIONS BASED ON A TRANSACTION-VOLUME WEIGHTED AVERAGE OVER A CALENDAR MONTH PERIOD, THE TRANSFER AGENT SHALL CREDIT THE COMPANY ON THE COMPANY'S INVOICE FOR THE NEXT MONTH TEN PERCENT (10%) OF THE SERVICE FEES THE TRANSFER AGENT INVOICED THE COMPANY FOR THE MONTH THE PERFORMANCE LEVELS WERE NOT MET.

IF THE TRANSFER AGENT FAILS TO MEET THE PERFORMANCE LEVELS DESCRIBED BELOW AS "MARGINAL" FOR ANY ONE OR MORE OF THE LISTED FUNCTIONS BASED ON A TRANSACTION-VOLUME WEIGHTED AVERAGE OVER A CALENDAR MONTH PERIOD, THE TRANSFER AGENT SHALL CREDIT THE COMPANY ON THE COMPANY'S INVOICE FOR THE NEXT MONTH TWENTY PERCENT (20%) OF THE SERVICE FEES THE TRANSFER AGENT INVOICED THE COMPANY FOR THE MONTH PRIOR TO THE MONTH THE PERFORMANCE LEVELS WERE NOT MET.

This Agreement may be immediately terminated upon written notice by the Company to the Transfer Agent in the event that the TRANSFER AGENT FAILS TO MEET THE PERFORMANCE LEVELS DESCRIBED BELOW AS "UNACCEPTABLE" FOR ANY ONE OR MORE OF THE LISTED FUNCTIONS BASED ON A TRANSACTION-VOLUME WEIGHTED AVERAGE OVER A CALENDAR MONTH PERIOD and not cured by the Transfer Agent within a subsequent period of 30 days. Notice of such failure to meet performance objectives shall be provided in writing by the Company to the Transfer Agent.

                              Performance Standards

======================================================================================================
Function                  Objective              Acceptable           Marginal           Unacceptable
------------------------------------------------------------------------------------------------------
New Account Set           Processed                    97.5%              95.0%                  92.5%
Up/Processing             day of
                          receipt
------------------------------------------------------------------------------------------------------
Transaction               Processed                    97.5%              95.0%                  92.5%
Processing                day of
                          receipt
------------------------------------------------------------------------------------------------------
Maintenance               Processed                    85.0%              80.0%                  75.0%
Processing                within 2
                          business
                          days
------------------------------------------------------------------------------------------------------
Quality of                Error rate                   99.0%              98.0%                  97.0%
Entry-New                 of:
Accounts
------------------------------------------------------------------------------------------------------
Quality of                Error rate                   99.0%              98.0%                  97.0%
Entry-Financial           of:
Transactions
------------------------------------------------------------------------------------------------------
Quality of                Error rate                   99.0%              97.0%                  96.0%
Entry-Clerical            of:
Transactions
------------------------------------------------------------------------------------------------------
Research                  Within 1                     90.0%              80.0%                  75.0%
Turnaround*               business day

======================================================================================================



*        For items that occurred after PFPC became Transfer Agent.